SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[X] Preliminary Information Statement	[_] Confidential, For Use of the Commission only
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SHUAIYI INTERNATIONAL NEW RESOURCES DEVELOPMENT INC.
(Name of Registrant as Specified in Its Charter)

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SHUAIYI INTERNATIONAL NEW RESOURCES DEVELOPMENT INC.

7/F Jinhua Mansion
41 Hanguang Street
Nangang District, Harbin, 150080
People’s Republic of China

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about _____________ to the holders of record of the outstanding common stock, $0.001 par value per share (the "Common Stock") of Shuaiyi International New Resources Development Inc., a Nevada corporation (the "Company"), as of the close of business on December 4, 2009 (the "Record Date"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Information Statement relates to a written consent in lieu of a meeting, dated December 4, 2009, (the "Written Consent") of a stockholder of the Company owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the "Majority Stockholder"). Except as otherwise indicated by the context, references in this Information Statement to "Company," "we," "us," or "our" are references to Shuaiyi International New Resources Development Inc.

The Written Consent authorized and approved a Certificate of Amendment of our Articles of Incorporation (the "Certificate of Amendment") to change our name to "Nutrastar International Inc." A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under Chapter 78 of the Nevada Revised Statutes and our Bylaws to approve the Certificate of Amendment. Accordingly, the Certificate of Amendment is not presently being submitted to our other stockholders for a vote. The action by Written Consent will become effective when the Company files the Certificate of Amendment with the Nevada Secretary of State.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Lianyun Han
Lianyun Han
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about _____________ to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholder.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR ARTICLES OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDER

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Certificate of Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 13,297,731 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On December 4, 2009, our Board of Directors unanimously adopted resolutions approving the Certificate of Amendment and recommended that our stockholders approve the Certificate of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to "Nutrastar International Inc." is in the best interest of our stockholders as it more accurately reflects our marketing and branding strategy for the Company and its products.

CONSENTING STOCKHOLDERS

On December 4, 2009, the Majority Stockholder, New Zealand WAYNE’s Investment Holdings Co., Ltd., being the record holder of 8,949,424 shares of our Common Stock, constituting approximately 67.3% of the issued and outstanding shares of our Common Stock, consented in writing to the Certificate of Amendment.

Accordingly, we have obtained all necessary corporate approvals in connection with the Certificate of Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholder was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Certificate of Amendment with the Nevada Secretary of State’s Office. The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Our authorized capital currently consists of 190,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $0.001 par value per share (the "Preferred Stock"). Each share of Common Stock entitles its record holder to one (1) vote per share. Holders of our Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares. The Board of Directors is authorized, subject to limits imposed by relevant Nevada laws, to issue shares of Preferred Stock in one or more classes or series within a class upon authority of the Board of Directors without further stockholder approval. Any Preferred Stock issued in the future may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company, or both. In addition, any such shares of Preferred Stock may have class or series voting rights.

At the close of business on the Record Date, we had 13,297,731 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

AMENDMENT OF OUR ARTICLES OF INCORPORATION

Our current Articles of Incorporation states that the name of the Company is "Shuaiyi International New Resources Development Inc." On December 4, 2009, our Board of Directors unanimously approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Articles of Incorporation to change our name to "Nutrastar International Inc." The Majority Stockholder approved the Certificate of Amendment pursuant to a Written Consent dated as of December 4, 2009. The proposed Certificate of Amendment is attached hereto as Appendix A.

The Certificate of Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

The principal reason for our name change is to create more effective branding of our Company and products. We have initiated marketing and branding efforts focused on our principal product, Chinese Caterpillar Fungus, which is developed from Cordyceps Militaris, and our company name. While we currently sell our products in several cities and provinces in China, we intend to widen our distribution to other regions and cities in China as well as to other countries. Management believes that the proposed new company name will allow for better domestic and international branding of the Company, particularly when combined with our proposed new product branding efforts. We will seek to coordinate out product branding around our "Nutrastar" name. We believe the current company name, as well as the current name of our principal product, are too long and too difficult to remember for effective international branding. In addition, our current product names do not translate well from Mandarin Chinese to English or other languages. Management believes that our proposed new company name is easier for consumers to recall and reflects our position as a supplier of nutraceutical products, as well as our intention to supply such products internationally.

DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Articles of Incorporation and the adoption of the Certificate of Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
 OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our voting stock as of December 4, 2009 (i) by each stockholder who has reported or is known by us to have beneficial ownership of more than five percent of our Common Stock; (ii) by each of our current directors and executive officers; and (iii) by all of our current directors and executive officers as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of Shuaiyi International New Resources Development Inc., 7/F Jinhua Mansion, 41 Hanguang Street, Nangang District, Harbin, 150080, People’s Republic of China.

			Amount and
			Nature of	Percent
Name & Address of Beneficial			Beneficial	of
Owner	Office, If Any	Title of Class	Ownership(1)	Class(2)
Officers and Directors
Lianyun Han	Chairman, Chief	Common Stock	8,949,424(3)	67.3%
	Executive Officer and	$0.001 par value
	President
Daniel K. Lee	Chief Financial Officer	Common Stock	0	*
		$0.001 par value
John Jing Zhang	Director	Common Stock	543,899(4)	4.1%
		$0.001 par value
Chunming Zhang	Director	Common Stock	0	*
		$0.001 par value
Nana Jiang	Director	Common Stock	0	*
		$0.001 par value
Xi Zhu	Director	Common Stock	0	*
		$0.001 par value
All officers and directors as a			9,493,323	71.4%
group (6 persons named above)
5% Securities Holders
New Zealand WAYNE’s		Common Stock	8,949,424(3)	67.3%
Investment Holdings Co., Ltd.		$0.001 par value
4/F, Yushan Plaza
No.51 Yushan Road
Harbin, China 150090
Lianyun Han	Chairman, Chief	Common Stock	8,949,424(3)	67.3%
	Executive Officer and	$0.001 par value
	President

_________________________
* Less than 1%

(1)

 Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)

A total of 13,297,731 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of December 4, 2009. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)

Includes 8,949,424 shares of Common Stock owned by the Majority Stockholder. Pursuant to an Earn-In Agreement, dated September 12, 2008, as amended, the nine founders of our subsidiary Heilongjiang Shuaiyi New Energy Development Co., Ltd. ("Heilongjiang Shuaiyi"), including Ms. Lianyun Han, our Chairman, CEO and President, have options to acquire a majority interest in the Majority Stockholder upon the satisfaction of certain conditions set forth in the Earn-In Agreement. Upon the passage of six months after the date of that certain Share Exchange Agreement, which was entered into among the Company, New Zealand WAYNE’s New Resources Development Co., Ltd., a British Virgin Islands company ("New Resources"), along with the subsidiaries of New Resources, including Heilongjiang Shuaiyi, Daqing Shuaiyi Biotech Co., Ltd. and Harbin Shuaiyi Green & Specialty Food Trading LLC, and the Majority Stockholder, dated December 23, 2008, Ms. Han will own at least a majority ownership of the Majority Stockholder if she exercises her option pursuant to the Earn-In Agreement. Ms. Han may be deemed to be a beneficial owner of the shares held by the Majority Stockholder.

(4)

Includes 127,978 shares of Common Stock held by Mr. Zhang’s spouse.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

We were originally incorporated in the State of Nevada on December 22, 2002. On October 15, 2003, we acquired all the outstanding common stock of YzApp Solutions Inc., a company under common control. We sold our ownership in YzApp Solutions Inc. on December 3, 2008. Following incorporation, we engaged in the business of developing software which allowed us to act as an application service provider acting as a conduit between retailers and financial institutions. Because this business was not successful, we were focused on the identification of suitable businesses with which to enter into a business opportunity or business combination until December 23, 2008.

On December 23, 2008, we completed a reverse acquisition of New Resources, whereby we acquired all of the issued and outstanding capital stock of New Resources, in exchange for which we issued to the Majority Stockholder 689,390 shares of our Series A Voting Convertible Preferred Stock, par value $0.001 per share, constituting approximately 94% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the reverse acquisition. Upon the consummation of the reverse acquisition, the Majority Stockholder became our controlling stockholder and New Resources became our wholly-owned direct subsidiary. We have therefore assumed the business operations and strategy of New Resources and its Chinese subsidiaries.

Upon the closing of the reverse acquisition, Eugene M. Weiss, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that became effective on January 12, 2009. Lianyun Han was appointed to our Board of Directors effective as of the closing of the reverse acquisition. In addition, our Board of Directors on December 23, 2008 increased the size of our Board of Directors to five (5) and appointed Nana Jiang, Chunming Zhang, John Jing Zhang and Xi Zhu to fill the vacancies created by such increase, which appoints became effective upon the effectiveness of the resignation of Mr. Weiss on January 12, 2009. In addition, our executive officers were replaced by the New Resources executive officers upon the closing of the reverse acquisition.

As a result of the reverse acquisition of New Resources, we entered into a new business. We now specialize in developing, processing, marketing and distributing a variety of agricultural and nutraceutical products consisting of dry Chinese Caterpillar Fungus and several organic and specialty food products.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

Appendix A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Shuaiyi International New Resources Development Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I is hereby amended to read as follows:

"The name of the corporation is Nutrastar International Inc. (hereinafter, the 'Corporation')."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 67.3%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 3-6-09